Tax Smart Equity Fund, October 31, 2005 annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended October 31, 2005, Putnam Management has assumed $1,353 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.



74U1		Class A	11,530
		Class B	11,111
		Class C	3,213

74U2		Class M	396
		Class R	-
		Class Y	-

74V1		Class A	10.40
		Class B	9.94
		Class C	9.94

74V2		Class M	10.12
		Class R	-
		Class Y	-